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Exhibit 21.1

SALLY BEAUTY HOLDINGS, INC.
LIST OF SUBSIDIARIES

Sally Investment Holdings LLC (Delaware)
        Sally Holdings LLC (Delaware)
                Beauty Systems Group LLC (Delaware)(1)
                        Armstrong McCall Holdings, Inc. (Texas)
                                Arnolds, Inc. (Arkansas)
                                Armstrong McCall Holdings, L.L.C. (Delaware)
                        Armstrong McCall Management, L.C. (Texas)
                                        Armstrong McCall, L.P. (Texas)
                        Innovations-Successful Salon Services (California)(2)
                        Schoeneman Beauty Supply, Inc. (Delaware)(1)
                        Procare Laboratories, Inc. (Delaware)
                        Neka Salon Supply, Inc. (New Hampshire)
                        Salon Success International, LLC (Florida)
                        Aerial Company, Inc. (Wisconsin)
                Sally Beauty Supply LLC (Delaware)
                        Diorama Services Company, LLC (Delaware)
                Sally Capital Inc. (Delaware)
                Sally Beauty Distribution LLC (Delaware)
                        Sally Beauty International Finance LLC (Delaware)
                                Beauty Holding LLC (Delaware)
                                        Beyond the Zone, Inc. (Delaware)
                                        Silk Elements, Inc. (Delaware)
                                        High Intensity Products, Inc. (Delaware)
                                        Nail Life,  Inc. (Delaware)
                                        Sexy U Products, Inc. (Delaware)
                                        For Perms Only, Inc. (Delaware)
                                        Energy of Beauty, Inc. (Delaware)
                                        Miracle Lane, Inc. (Delaware)
                                        Tanwise,  Inc. (Delaware)
                                        Satin Strands, Inc. (Delaware)
                                        Brentwood Beauty Laboratories International, Inc. (Texas)
                                        Ion Professional Products, Inc. (Delaware)
                                        New Image Professional Products, Inc. (Delaware)
                                        Esthetician Services Inc. (Delaware)
                                        Femme Couture International, Inc. (Delaware)
                                        Generic Value Products, Inc. (Delaware)
                                        Modern Panache, Inc. (Delaware)
                                        Land of Dreams, Inc. (Delaware)
                                        Coloresse,  Inc. (Delaware)
                                        Design Lengths, Inc. (Delaware)
                                        Power IQ,  Inc. (Delaware)
                                        Soren Enterprises, Inc. (Delaware)
                        Sally Beauty Distribution of Ohio, Inc. (Delaware)
                                Sally Beauty International, Inc. (Delaware)
                                        Sally Beauty Supply BV (Netherlands)
                                                 Pro-Duo Deutschland GmbH (Germany)
                                        Sally Beauty Canada Holdings LLC (Delaware)
                                        Sally Beauty Supply Japan, Inc. (Japan)
                                        SBCBSG Company de Mexico, s. de R.I. de C.V. (Mexico)

                                        SBIF CO Company de Mexico, S.A. de C.V. (Mexico)
                                        Sally Beauty International Holdings, C.V. (Netherlands)
                                                 Sally International Holdings LLC (Delaware)
                                                 Sally Beauty Holdings LP (Bermuda)
                                                         Sally EURO Holdings LLC (Delaware)
                                                         Sally CAN Holdings LLC (Delaware)
                                                         Sally GBP Holdings LLC (Delaware)
                                                         Sally Beauty Worldwide Holdings BV ((Netherlands)
                                                                 SBH Finance B.V. (Netherlands)
                                                                 Sally Beauty de Puerto Rico, Inc. (Puerto Rico)(3)
                                                                 Sally Beauty Global Holdings BV (Netherlands)
                                                                         Beauty Systems Group (Canada), Inc. (New Brunswick)(4)
                                                                 Salon Success BV (Netherlands)
                                                                 Sally Salon Services (Ireland) Ltd (Ireland)
                                                                 Pro-Duo Spain SL (Spain)
                                                                         Salon del Exito, S.L. (Spain)
                                                                 Sally UK Holdings Limited (England)
                                                                         Sally Salon Services Ltd (England)
                                                                         MHR Limited (England)
                                                                         Sally Chile Holding SpA (Chile)
                                                                         Sinelco Group NV (Belgium)
                                                                                 Sinelco International NV (Belgium)
                                                                                 Sinelco Italiana SRL (Italy)
                                                                                 Sinelco France SAS (France)
                                                                         Salon Services (Hair and Beauty Supplies) Ltd (Scotland)
                                                                                 Salon Services Franchising Ltd (Scotland)
                                                                         Salon Success Limited (England)(5)
                                                                         Ogee Limited (England)
                                                                         Pro-Duo NV (Belgium)
                                                                                 Pro-Duo France SAS (France)
                                                                                 Vigox BVBA (Belgium)
                                                                                 Montane Importaciones, S.L. (Spain)
                                                                                 Pro-Duo Nederland BV (Netherlands)
                                                                                 Wacos NV (Belgium)
                                                                                 Ainat Lilibeth, S.L. (Spain)
                                                                                 HUSH BVBA (Belgium)
                                                                                          Kapperscentrale Bauwens N.V. (Belgium)

(1)
Doing business as CosmoProf

(2)
Doing business as CosmoProf, Matrix of Los Angeles, CosmoProf Professional Salon Services, Cosmovision Innovative Salon Concepts, Infinity Salon Services, Matrix Distribution of Hawaii and WDG Hawaii

(3)
Doing business as Belleza

(4)
Doing business as CosmoProf and Sally Beauty Supply

(5)
Education division doing business as 3•6•5

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  Exhibit 21.1